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                                                               Exhibit (g)(I)(3)

                                   APPENDIX C

                 to the Custody Agreement dated April 14, 2004


                                  FUND SERIES

                                 Floating Rate
                          Intermediate Term Bond Fund
                               Indexed Bond Fund
                               S&P 500 Index Fund
                               Cash Reserves Fund
                               Asset Manager Fund
                              Short Term Bond Fund
                               All Cap Value Fund
                              All Cap Growth Fund
                               Mid Cap Core Fund